Table of Contents

8-K - FORM 8-K

Item 1.02	Termination of a Material Definitive Agreement.	2

Item 8.01	Other Events	2

Item 9.01	Exhibits

SIGNATURES		3

EX-10.1 (press release)

EX-10.2 (shareholder letter)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2013 (January 17, 2013)

Webxu, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3435 Ocean Park Blvd., Suite 107-282

 Santa Monica, CA 90405

(Address of Principal Executive Offices)

(310) 807-1765

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 17, 2013, we terminated the Share Exchange Agreement with MTPM HOLDINGS, LLC. AND MEDIA TRUST PERFORMANCE MARKETING, INC. under the terms of the agreement. Had we not terminated the agreement we would have purchased from MTPM Holdings, LLC 100% of the issued and outstanding capital stock of Media Trust Performance Marketing, Inc. for 11,500,000 shares of our common stock.  MTPM Holdings, LLC wholly owns Media trust Performance Marketing, Inc.

Item 8.01	Other Events

On February 27, 2013, we issued a press release and shareholder letter from our CEO, Keith Schaefer.

The shareholder letter discusses strategic partnerships gained during Q1 2013, customer acquisition, business acquisition strategy, mobile strategy, acquisition growth, as well as the termination of the Media Trust acquisition.

A copy of the press release is attached hereto as Exhibit 10.1. A copy of the shareholder letter is attached hereto as Exhibit 10.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webxu, Inc.

Date: February 28, 2013	By:	/s/ Matt Hill
Matt Hill
Executive Chairman

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